Exhibit 99.1


KROLL
The Risk Consulting Company


For Immediate Release

           Kroll Inc. Reports Record First Quarter Financial Results;
              Raises 2004 EPS Guidance Range $0.05 to $1.54 - $1.58


NEW YORK, April 29, 2004 - Kroll Inc. (NASDAQ: KROL), the global risk consulting company, today announced record financial results for the first quarter. Net sales for the first quarter ended March 31, 2004 grew 59.7 percent to $165.3 million and net income grew 30.4 percent to $14.7 million, or $0.35 per diluted share. The company also announced that it is raising its estimates for 2004 diluted earnings per share to $1.54 - $1.58.

"We had an outstanding first quarter. Our revenue and gross profit illustrate the balanced contribution of our businesses and the overall quality of our earnings," said Michael G. Cherkasky, president and chief executive officer. "Each of our businesses experienced double digit growth in both revenue and gross margin, with the exception of our restructuring business where we anticipated lower margins for 2004.

"Based on the strong results in the quarter, we have raised our outlook for the remainder of the year," he continued. "With multiple growth drivers, we are confident in our ability to continue to grow in 2004 and simultaneously invest for future growth. We plan to invest our cash to expand our scalable businesses to fuel our revenue and earnings growth for 2005 and beyond. In addition, we plan to drive margin expansion by realizing greater operating efficiencies."

First Quarter 2004 Results
--------------------------
Net sales for the first quarter of 2004 were $165.3 million, a 59.7 percent increase from $103.5 million in the first quarter of 2003 and up from $144.6 million in the fourth quarter of 2003. The first quarter 2004 results include $2.0 million of success fees.

In the first quarter of 2004, net income increased 30.4 percent to $14.7 million, or $0.35 per diluted share, from $11.3 million, or $0.28 per diluted share, for the first quarter of 2003.

Kroll's results for the first quarter 2004 include contributions from Kroll's acquisition of Factual Data Corp. completed in the third quarter of 2003.


                                     -more-


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Business Outlook
----------------
Kroll is raising its earnings per share guidance range to $1.54 - $1.58 per diluted share, up from $1.49 - $1.53. Based on the updated guidance, the company now expects earnings per share to grow 30.5 - 33.9 percent from 2003 diluted earnings per share from continuing operations of $1.18, before restructuring charges, or 41.3 - 45.0 percent from 2003 diluted earnings per share from continuing operations of $1.09, after restructuring charges. The updated guidance is based on the strong first quarter performance and the outlook for the remainder of 2004.

Conference Call
---------------
The Company is hosting a conference call at 9:00 am EST on April 29, 2004 to discuss its first quarter 2004 performance. To access the call, dial 800-299-7635 (for domestic callers), or 617-786-2901 (for international callers), and enter passcode 70335961. Please call 10-15 minutes in advance. The call will also be webcast live, which can be accessed online via Kroll's web site, www.krollworldwide.com. A replay of the call will be available from April 29 at 12:00 p.m. until 12:00 a.m. on May 7. To access the replay, go to www.krollworldwide.com.

About the Company
-----------------
Kroll Inc. (NASDAQ: KROL), the world's leading independent risk consulting company, provides a broad range of investigative, intelligence, financial, security and technology services to help clients reduce risks, solve problems and capitalize on opportunities. Headquartered in New York with more than 60 offices on six continents, Kroll has a multidisciplinary corps of more than 2,600 employees and serves a global clientele of law firms, financial institutions, corporations, non-profit institutions, government agencies and individuals. Kroll has four business groups: (1) Background Screening, which provides employee, mortgage and resident screening, substance abuse testing, and identity theft services; (2) Consulting Services, which provides investigations, intelligence, security, forensic accounting, litigation consulting, and valuation services; (3) Corporate Advisory & Restructuring, which provides corporate restructuring, operational turnaround, strategic advisory services, financial crisis management, and corporate finance services; and (4) Technology Services, which provides data recovery, electronic discovery, and computer forensics services and software. For more information, please visit: www.krollworldwide.com.

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated or projected.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in the demand for, or in the mix of, the Company's services; project delays or cancellations; cost overruns with regard to fixed price projects; competitive pricing and other competitive pressures; changes in United States and foreign governmental regulation and licensing requirements; currency exchange rate fluctuations; foreign currency restrictions; general economic conditions; political instability in foreign countries in which the Company operates; the Company's ability to implement its internal growth strategy and to integrate and manage successfully any business the Company acquires or achieve planned synergies in connection with any acquisition; and other factors that are set forth in its Annual Report on Form 10-K for the year ended December 31, 2003.

                                  Table follows

Contact:    Philip J. Denning
            Manager, Investor Relations
            (212) 833-3469
            --------------

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

                               Kroll Inc.
------------------------------------------------------------------------------------------------
                                                                           Three Months Ended
(in thousands, except per share data)                                          March 31,
                                                                       -------------------------

                                                                          2004            2003*
                                                                       ---------       ---------
NET SALES
Corporate advisory & restructuring                                     $  38,111       $  39,405
Consulting services                                                       62,456          35,987
Technology services                                                       24,366          16,911
Background screening                                                      40,336          11,185
                                                                       ---------       ---------

                                                                         165,269         103,488
COST OF SALES
Corporate advisory & restructuring                                        18,325          15,971
Consulting services                                                       38,990          22,140
Technology services                                                        8,938           4,789
Background screening                                                      20,837           5,908
                                                                       ---------       ---------

                                                                          87,090          48,808
GROSS PROFIT
Corporate advisory & restructuring                                        19,786          23,434
Consulting services                                                       23,466          13,847
Technology services                                                       15,428          12,122
Background screening                                                      19,499           5,277
                                                                       ---------       ---------

                                                                          78,179          54,680
OPERATING EXPENSES
Selling and marketing                                                     12,843           6,922
General and administrative                                                32,192          24,151
Research and development                                                   3,228           3,161
Amortization of other intangible assets                                    3,173           1,195
                                                                       ---------       ---------

                                                                          51,436          35,429
                                                                       ---------       ---------
     Operating income                                                     26,743          19,251

OTHER INCOME (EXPENSE):
     Interest expense, net                                                (1,926)           (830)
     Other, net                                                              107              (2)
                                                                       ---------       ---------

     Income before provision for income taxes                             24,924          18,419
Provision for income taxes                                                10,219           7,091
                                                                       ---------       ---------

     Income from continuing operations                                    14,705          11,328
                                                                       ---------       ---------

Discontinued Operations:
Income (loss) from discontinued video surveillance
  subsidiary, net of taxes                                                  --               (52)
                                                                       ---------       ---------
     Income (loss) from discontinued operations                             --               (52)
                                                                       ---------       ---------
        Net income                                                     $  14,705       $  11,276
                                                                       =========       =========

Diluted income per share from continuing operations                    $    0.35       $    0.28
                                                                       =========       =========
Diluted income (loss) per share from discontinued operations           $    --         $    --
                                                                       =========       =========
Diluted net income per share                                           $    0.35       $    0.28
                                                                       =========       =========

Diluted weighted average common shares outstanding                        44,167 **       40,948
                                                                       =========       =========

* Certain reclassifications have been made to prior period amounts to conform to the current year presentation.
** Includes 2,778 shares issuable upon assumed conversion of the Company's 6% convertible notes.